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As filed with the Securities and Exchange Commission on December 10, 2009

Registration No. 333-161734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cobalt International Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	27-0821169 (I.R.S. Employer Identification Number)

Two Post Oak Central
1980 Post Oak Boulevard, Suite 1200
Houston, TX 77056
(713) 579-9100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph H. Bryant, Chairman and Chief Executive Officer
Two Post Oak Central
1980 Post Oak Boulevard, Suite 1200
Houston, TX 77056
(713) 579-9101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	David J. Beveridge, Esq. Christopher J. Cummings, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Shares of Common Stock, $0.01 par value	72,450,000	$17.00	$1,231,650,000.00	$68,726.07

(1)
Includes 9,450,000 shares of common stock which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)
The registration fee, which has been previously paid, was based on an estimate of the aggregate offering price.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-161734) is being filed in order to file an amended Exhibit 5.1, updating the Opinion of Davis Polk & Wardwell LLP which was included as Exhibit 5.1 in Amendment No. 3 to the Registration Statement filed on November 27, 2009. This Amendment No. 4 modifies the provisions of Item 16 of Part II and the Index to Exhibits of the Registration Statement. The provisions of the Prospectus contained in Part I of Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-161734) filed on November 27, 2009 are incorporated by reference in their entirety.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee, the New York Stock Exchange listing fee and the FINRA filing fee:

SEC registration fee	$64,170
New York Stock Exchange listing fee	250,000
FINRA filing fee	75,500
Accounting fees and expense	500,000
Printing and engraving expenses	400,000
Legal fees and expenses	2,000,000
Transfer Agent and Registrar fees	25,000
Miscellaneous	435,330

Total	$3,750,000

Item 14.    Indemnification of Directors and Officers.

        Our certificate of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Cobalt International Energy, Inc. or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Seven of our certificate of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

  •
  from any breach of the director's duty of loyalty to us;

  •
  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; and

  •
  from any transaction from which the director derived an improper personal benefit.

        We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we expect to enter into indemnification agreements with each of our directors prior to completion of the offering.

        Additionally, reference is made to the Underwriting Agreement filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriters of Cobalt International Energy, Inc., our directors and officers who sign the registration statement and persons who control Cobalt International Energy, Inc., under certain circumstances.

Item 15.    Recent Sales of Unregistered Securities.

        During the past three years, Cobalt International Energy, Inc.'s predecessor, Cobalt International Energy, L.P., issued unregistered securities to funds affiliated with Riverstone Holdings LLC and The Carlyle Group ("Riverstone/Carlyle"), First Reserve Corporation ("First Reserve"), Goldman, Sachs & Co. ("GS") and KERN Partners Ltd. and certain limited partners in such funds affiliated with KERN Partners Ltd. ("KERN Group"); and certain members of management, as described below. None of these transactions involved any underwriters or any public offerings, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 3(a)(9) or Section 4(2) of the Securities Act of 1933, as amended. The recipients of the securities in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The information presented below does not give effect to our corporate reorganization as described in the prospectus.

        During the fiscal year ended December 31, 2006, Cobalt International Energy, L.P. issued the following unregistered securities for the consideration listed:

Recipient	Securities Issued	Consideration Received by Cobalt International Energy, L.P.
Riverstone/Carlyle	63,950,856 Class A Interests	$63,950,856
First Reserve	—	—
GS	63,654,354 Class A Interests	$63,654,354
KERN Group	25,461,742 Class A Interests	$25,461,742
Members of management, in the aggregate	1,613,609 Class A Interests	$1,613,609

        During the fiscal year ended December 31, 2007, Cobalt International Energy, L.P. issued the following unregistered securities for the consideration listed:

Recipient	Securities Issued	Consideration Received by Cobalt International Energy, L.P.
Riverstone/Carlyle	69,772,437 Class A Interests	$69,772,437
First Reserve	134,909,000 Class A Interests	$134,909,000
GS	69,772,436 Class A Interests	$69,772,436
KERN Group	28,820,136 Class A Interests	$28,820,136
Members of management, in the aggregate	1,722,081 Class A Interests	$1,722,081

        During the fiscal year ended December 31, 2008, Cobalt International Energy, L.P. issued the following unregistered securities for the consideration listed:

Recipient	Securities Issued	Consideration Received by Cobalt International Energy, L.P.
Riverstone/Carlyle	163,492,382 Class A Interests	$163,492,382
First Reserve	163,492,379 Class A Interests	$163,492,379
GS	163,492,379 Class A Interests	$163,492,379
KERN Group	73,003,968 Class A Interests	$73,003,968
Members of management, in the aggregate	2,805,019 Class A Interests	$2,805,019

        To date, during the fiscal year ended December 31, 2009, Cobalt International Energy, L.P. issued the following unregistered securities for the consideration listed:

Recipient	Securities Issued	Consideration Received by Cobalt International Energy, L.P.
Riverstone/Carlyle	12,383,535 Class A Interests	$12,383,535
First Reserve	12,383,534 Class A Interests	$12,383,534
GS	12,383,535 Class A Interests	$12,383,535
KERN Group	5,307,909 Class A Interests	$5,307,909
Members of management, in the aggregate	54,631 Class A Interests	$54,631

Item 16.    Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*****
3.1	Certificate of Incorporation of Cobalt International Energy, Inc. (the "Company")****
3.2	By-laws of the Company****
3.3	Fifth Amended and Restated Agreement of Limited Partnership of Cobalt International Energy, L.P. (the "Partnership")*****
4.1	Specimen stock certificate*****
4.2	Form of Reorganization Agreement****
5.1	Opinion of Davis Polk & Wardwell LLP******
10.1	Employment Agreement, dated November 12, 2009, among the Company, the Partnership and Joseph H. Bryant*****
10.2	Severance Agreement, dated October 23, 2009, among the Company, the Partnership and Samuel H. Gillespie*****
10.3	Employment Agreement, dated October 23, 2009, among the Company, the Partnership and Rodney L. Gray*****
10.4	Employment Agreement, dated October 23, 2009, among the Company, the Partnership and James H. Painter*****
10.5	Employment Agreement, dated October 23, 2009, among the Company, the Partnership and James W. Farnsworth*****
10.6	Severance Agreement, dated October 23, 2009, among the Company, the Partnership and John P. Wilkirson*****
10.7	Form of Risk Services Agreement relating to Block 9, between CIE Angola Block 9 Ltd., Sonangol, Sonangol Pesquisa e Produção, S.A., Nazaki Oil and Gás and Alper Oil, Lda****
10.8	Form of Risk Services Agreement relating to Block 21, between CIE Angola Block 21 Ltd., Sonangol, Sonangol Pesquisa e Produção, S.A., Nazaki Oil and Gás and Alper Oil, Lda****
10.9	Exploration and Production Sharing Contract, dated December 13, 2006, between the Republic of Gabon and Total Gabon, S.A.****
10.10	Assignment Agreement, dated November 29, 2007, between CIE Gabon Diaba Ltd. and Total Gabon, S.A.****
10.11	Simultaneous Exchange Agreement, dated April 6, 2009, between the Partnership and TOTAL E&P USA, INC.***
10.12	Gulf of Mexico Program Management and AMI Agreement, dated April 6, 2009, between the Partnership and TOTAL E&P USA, INC.***
10.13	Offshore Daywork Drilling Contract, dated May 3, 2008, between the Partnership and ENSCO Offshore Company ("ENSCO") ****
10.14	Form of Restricted Stock Award Agreements relating to the Class B interests****
10.15	Form of Restricted Stock Award Agreements relating to the Class C interests****
10.16	Form of Restricted Stock Award Agreements relating to the Class D interests****
10.17	Form of Long Term Incentive Plan of the Company****
10.18	Deferred Compensation Plan of the Partnership****
10.19	Form of Director Indemnification Agreements*****
10.20	Irrevocable Contract Guarantee, dated May 5, 2008, between the Partnership, ENSCO and the Guarantors named therein*****
10.21	Form of Termination and Release of Irrevocable Contract Guarantee*****
21.1	List of Subsidiaries***

Exhibit Number	Description of Document
23.1	Consent of Ernst & Young LLP*****
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)******
24	Power of Attorney**

*
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on September 4, 2009.

**
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on September 4, 2009, as amended on October 29, 2009 and November 27, 2009.

***
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on October 9, 2009.

****
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on October 29, 2009.

*****
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on November 27, 2009.

******
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on November 27, 2009, as amended herewith.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on December 10, 2009.

Cobalt International Energy, Inc.
By:	/s/ JOSEPH H. BRYANT Joseph H. Bryant Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOSEPH H. BRYANT Joseph H. Bryant	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 10, 2009
/s/ RODNEY L. GRAY Rodney L. Gray	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	December 10, 2009
* Gregory A. Beard	Director	December 10, 2009
* Peter R. Coneway	Director	December 10, 2009
* Henry Cornell	Director	December 10, 2009
* Kenneth W. Moore	Director	December 10, 2009
* J. Hardy Murchison	Director	December 10, 2009

II-3

SIGNATURE	TITLE	DATE

* Kenneth A. Pontarelli	Director	December 10, 2009
* D. Jeff van Steenbergen	Director	December 10, 2009
* Martin H. Young, Jr.	Director	December 10, 2009

*By:	/s/ SAMUEL H. GILLESPIE Samuel H. Gillespie Attorney- in- Fact

II-4

 INDEX OF EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*****
3.1	Certificate of Incorporation of Company****
3.2	By-laws of the Company****
3.3	Fifth Amended and Restated Agreement of Limited Partnership of Cobalt International Energy, L.P. (the "Partnership")*****
4.1	Specimen stock certificate*****
4.2	Form of Reorganization Agreement****
5.1	Opinion of Davis Polk & Wardwell LLP******
10.1	Employment Agreement, dated November 12, 2009, among the Company, the Partnership and Joseph H. Bryant*****
10.2	Severance Agreement, dated October 23, 2009, among the Company, the Partnership and Samuel H. Gillespie*****
10.3	Employment Agreement, dated October 23, 2009, among the Company, the Partnership and Rodney L. Gray*****
10.4	Employment Agreement, dated October 23, 2009, among the Company, the Partnership and James H. Painter*****
10.5	Employment Agreement, dated October 23, 2009, among the Company, the Partnership and James W. Farnsworth*****
10.6	Severance Agreement, dated October 23, 2009, among the Company, the Partnership and John P. Wilkirson*****
10.7	Form of Risk Services Agreement relating to Block 9, between CIE Angola Block 9 Ltd., Sonangol, Sonangol Pesquisa e Produção, S.A., Nazaki Oil and Gás and Alper Oil, Lda****
10.8	Form of Risk Services Agreement relating to Block 21, between CIE Angola Block 21 Ltd., Sonangol, Sonangol Pesquisa e Produção, S.A., Nazaki Oil and Gás and Alper Oil, Lda****
10.9	Exploration and Production Sharing Contract, dated December 13, 2006, between the Republic of Gabon and Total Gabon, S.A.****
10.10	Assignment Agreement, dated November 29, 2007, between CIE Gabon Diaba Ltd. and Total Gabon, S.A.****
10.11	Simultaneous Exchange Agreement, dated April 6, 2009, between the Partnership and TOTAL E&P USA, INC.***
10.12	Gulf of Mexico Program Management and AMI Agreement, dated April 6, 2009, between the Partnership and TOTAL E&P USA, INC.***
10.13	Offshore Daywork Drilling Contract, dated May 3, 2008, between the Partnership and ENSCO Offshore Company ("ENSCO") ****
10.14	Form of Restricted Stock Award Agreements relating to the Class B interests****
10.15	Form of Restricted Stock Award Agreements relating to the Class C interests****
10.16	Form of Restricted Stock Award Agreements relating to the Class D interests****
10.17	Form of Long Term Incentive Plan of the Company****
10.18	Deferred Compensation Plan of the Partnership****
10.19	Form of Director Indemnification Agreements*****
10.20	Irrevocable Contract Guarantee, dated May 5, 2008, between the Partnership, ENSCO and the Guarantors named therein*****
10.21	Form of Termination and Release of Irrevocable Contract Guarantee*****
21.1	List of Subsidiaries***
23.1	Consent of Ernst & Young LLP*****
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)******
24	Power of Attorney**

*
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on September 4, 2009.

**
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on September 4, 2009, as amended on October 29, 2009 and November 27, 2009.

***
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on October 9, 2009.

****
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on October 29, 2009.

*****
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on November 27, 2009.

******
Filed as part of this registration statement on Form S-1 (Registration No. 333-161734) on November 27, 2009, as amended herewith.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
INDEX OF EXHIBITS